     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2001
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                AON CORPORATION
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                             36-3051915
              (State of incorporation)                        (I.R.S. Employer Identification No.)

                             123 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 701-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                              RAYMOND I. SKILLING
                   EXECUTIVE VICE PRESIDENT AND CHIEF COUNSEL
                                AON CORPORATION
                             123 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 701-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                           Copy of communications to:

                                ANDREW E. NAGEL
                                KIRKLAND & ELLIS
                                CITIGROUP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF
   SECURITIES TO BE      AMOUNT TO BE REGISTERED       PROPOSED MAXIMUM           PROPOSED MAXIMUM       AMOUNT OF REGISTRATION
      REGISTERED                 (1)(2)            OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE            FEE
Common stock, par value
  $1.00 per share......         2,000,000                  $34.98(1)              $69,960,000.00(1)           $17,490.00(1)

(1) The fee was calculated pursuant to Rule 457(c) under the Securities Act of 1933 and was based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 18, 2001.

(2) Pursuant to Rule 416 under the Securities Act of 1933, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 23, 2001

PROSPECTUS

                                2,000,000 SHARES

                                AON CORPORATION

                                  COMMON STOCK
                                ---------------

    This prospectus relates to 2,000,000 shares of common stock of Aon Corporation. The stockholders selling the shares in this offering have the right to determine both the number of shares they will offer and the time or times when they will offer the shares. They may sell the shares at the market price at the time of sale or at such other prices as they may negotiate. All of the shares covered by this prospectus were originally issued by Aon in connection with the acquisition of First Extended, Inc.

    The selling stockholders will receive all of the net proceeds from the sale of the shares offered hereby.

    The common stock is traded on the New York Stock Exchange under the symbol "AOC."

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               The date of this prospectus is             , 2001.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION.........................     1

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS..................     2

PROSPECTUS SUMMARY..........................................     2

THE OFFERING................................................     3

USE OF PROCEEDS.............................................     3

SELLING STOCKHOLDERS........................................     3

PLAN OF DISTRIBUTION........................................     4

VALIDITY OF SECURITIES......................................     5

EXPERTS.....................................................     5

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605 and the London Stock Exchange, Old Broad Street, London, England EC2N1HP. You may find additional information about Aon Corporation and its subsidiaries at our Web site at http://www.aon.com.

    This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its Web site.

    The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities covered by this prospectus are sold by the selling stockholders.

    - Annual Report on Form 10-K for the year ended December 31, 2000;

    - Current Report on Form 8-K dated April 24, 2001;

    - Quarterly Report on Form 10-Q for the three months ended March 31, 2001;
      and

    - The description of Aon Corporation's common stock contained in Item 12 of the registration statement on Form 10 filed on February 19, 1980 (when we were called Combined International Corporation), and any amendment or report which we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Aon Corporation's Current Report on Form 8-K dated April 23, 1987 and Current Report on Form 8-K dated May 9, 2000.

    You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

                                Aon Corporation
                             123 North Wacker Drive
                            Chicago, Illinois 60606
                            Telephone (312) 701-3000
                   Attention: Financial Relations Department

    You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of the applicable document. We are not making an offer of the securities in any state where the offer or sale is not permitted.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

    Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our business or state other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in commercial property and casualty premium rates, the competitive environment, the actual cost of resolution of contingent liabilities, the final form of the business transformation plan, the ultimate cost and timing of its implementation, the actual costs, savings and other benefits resulting therefrom, whether Aon ultimately implements the proposed spin-off of its underwriting operations and the timing and terms associated therewith.

    In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

                               PROSPECTUS SUMMARY

AON CORPORATION

    Aon Corporation is an insurance services holding company for a family of insurance brokerage, consulting and consumer insurance companies. Through its insurance brokerage and other services and consulting operations, Aon offers commercial insurance brokerage, alternative risk solutions, risk management, employee benefit and human resources consulting and managing general underwriting services. In addition, Aon Corporation's insurance underwriting businesses provide a variety of insurance products, including accident and health coverage, traditional life insurance and extended warranties. Aon's revenues were $7.4 billion in 2000. Based on 2000 insurance brokerage and consulting revenues, Aon believes that it is the second largest insurance brokerage company in the world.

    On April 20, 2001, Aon announced that its board of directors has approved, in principle, a plan to spin off Aon's underwriting business to its common stockholders, creating two independent, publicly-traded companies. The spin-off would take the form of a tax-free stock dividend to Aon's common stockholders, pending a favorable Internal Revenue Service ruling. The transaction requires final board approval, and is subject to obtaining a favorable IRS ruling and insurance regulatory approvals. For more information on the spin-off, please see our Current Report on Form 8-K dated April 24, 2001.

ADDRESS

    Our executive offices are located at 123 North Wacker Drive, Chicago, Illinois 60606, Telephone (312) 701-3000.

                                  THE OFFERING

Common stock offered by selling                2,000,000 shares
  stockholders...............................

Common stock outstanding as of May 31,         268,482,089 shares
  2001.......................................

New York Stock Exchange Symbol...............  AOC

Use of proceeds..............................  We will not receive any proceeds from the sale of the common stock being offered
                                               hereby.

    The purpose of this offering is to register the resale of the shares of common stock received by the selling stockholders in connection with our
acquisition of First Extended, Inc., a Delaware corporation. On July   , 2001,
Aon acquired all of the issued and outstanding common stock of First Extended, through the merger of a wholly-owned subsidiary of Aon, with and into First Extended. In connection with the merger, Aon entered into a registration rights agreement, which requires Aon to use its best efforts to file, and cause to be declared effective, a registration statement for the shares issued in the merger and to keep the registration statement continuously effective until the earlier of

    - the date on which all of the shares have been sold by the selling stockholders, and

    - two years following the date on which such registration statement was declared effective by the SEC.

                                USE OF PROCEEDS

    The selling stockholders will receive all of the proceeds from any sale of our common stock offered under this prospectus. We will not receive any proceeds from the sale of the common stock offered under this prospectus.

                              SELLING STOCKHOLDERS

    The following table sets forth:

    (1) the name of each selling stockholder,

    (2) the nature of any position, office or other material relationship which each selling stockholder has had with us or any of our affiliates within the last three years,

    (3) the number of shares of common stock owned by each selling stockholder prior to the offering,

    (4) the number of shares of common stock owned offered for each selling stockholder's account, and

    (5) the number of shares of common stock owned by each such selling stockholder after completion of the offering.

    All of the selling stockholders were employees or stockholders of First Extended at or prior to the date of the merger of a wholly-owned subsidiary of Aon with and into First Extended.

                                                NUMBER OF SHARES                      NUMBER OF SHARES
                                                  OWNED PRIOR      NUMBER OF SHARES     OWNED AFTER
SELLING STOCKHOLDER                               TO OFFERING         TO BE SOLD          OFFERING
-------------------                             ----------------   ----------------   ----------------
Carl H. Westcott..............................     1,400,000          1,400,000              0
John D. Curtis................................       200,000            200,000              0
Charwes First Extended 1999 Trust.............       200,000            200,000              0
Courwes First Extended 1999 Trust.............       200,000            200,000              0
                                                   ---------          ---------
    Total.....................................     2,000,000          2,000,000
                                                   =========          =========

                              PLAN OF DISTRIBUTION

    We will receive no part of the proceeds of any sales made hereunder. We will pay all expenses of registration incurred in connection with this offering and in connection with the offering and sale of the shares, including the reasonable fees and expenses of one counsel selected by the selling stockholders to represent the selling stockholders. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders, including the fees and expenses of the selling stockholders' own counsel (other than the counsel selected to represent all selling stockholders).

    The selling stockholders may from time to time sell all or a portion of the shares on the New York Stock Exchange or on any national securities exchange on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

    (1) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    (2) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

    (3) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

    (4) privately negotiated transactions.

    In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive from the purchasers of such shares commissions as described above.

    In connection with the distribution of the shares, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

    The selling stockholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under that Act.

    In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 or any other exemptions available under the Securities Act may be sold under such exemptions rather than pursuant to this prospectus.

                             VALIDITY OF SECURITIES

    The validity of the securities will be passed upon for us by Richard E. Barry, our Senior Counsel and Assistant Secretary. As of March 31, 2001,
Mr. Barry owned 4,059 shares of Aon Corporation common stock, held restricted stock awards of 30,570 shares and 16,000 unvested stock options. In addition, 3,870 shares of Aon Corporation common stock held by its employee stock ownership plan and savings plan were attributable to Mr. Barry.

                                    EXPERTS

    The consolidated financial statements of Aon Corporation incorporated by reference in Aon Corporation's Annual Report (Form 10-K) for the year ended December 31, 2000 and the related financial statement schedules included therein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

    With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2001 and March 31, 2000 incorporated by reference in this prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in Aon Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission registration fee.........   18,469
Accounting fees.............................................    5,000
Printing, distribution, and engraving fees..................    2,500
Legal fees and expenses.....................................  100,000
Miscellaneous...............................................    1,531
                                                              -------
Total.......................................................  127,500
                                                              =======

* All amounts are estimated except for the Securities and Exchange Commission registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    GENERAL CORPORATION LAW

    We are incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), INTER ALIA, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

    CERTIFICATE OF INCORPORATION AND BY-LAWS

    Our Certificate of Incorporation and By-laws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

    LIABILITY INSURANCE

    Our directors and officers are covered under directors' and officers' liability insurance policies maintained by us with coverage limits that we believe are consistent with our position as one of the largest insurance brokerage companies in the world.

ITEM 16. EXHIBITS.

    Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the registrant with the Securities and Exchange Commission, as indicated. All other documents listed are or will be filed with this registration statement.

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
 2(a)                   Plan and Agreement of Merger dated as of May 3, 2001 between the registrant, Merger Acquisition Company, First Extended,
                        Inc., Carl H. Westcott, John D. Curtis, Charwes First
                        Extended 1999 Trust and Courwes First Extended 1999 Trust.
 2(b)                   Registration Rights Agreement dated as of May 3, 2001
                        between the registrant, Carl H. Westcott, John D. Curtis,
                        Charwes First Extended 1999 Trust and Courwes First Extended
                        1999 Trust.
 *3(a)                  Second Restated Certificate of Incorporation of the
                        registrant incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1991, file no. 1-7933.
 *3(b)                  Certificate of Amendment of the registrant's Second Restated
                        Certificate of Incorporation incorporated by reference to
                        Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, file no. 1-7933.
 *3(c)                  Certificate of Amendment of the registrant's Second Restated
                        Certificate of Incorporation incorporated by reference to
                        Exhibit 3 to the registrant's Current Form 8-K, dated May 9,
                        2000, file No. 1-7933.
 *3(d)                  Amended by-laws of the registrant incorporated by reference to Exhibit (d) to the registrant's Annual Report on Form
                        10-K for the year ended December 31, 2000, file no. 1-7933.
 *3(e)                  By-laws of the registrant incorporated by reference to
                        Exhibit (d) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1982, file no. 1-7933.
 *4(a)                  Certificate of Designation for the registrant's Series C
                        Cumulative Preferred Stock incorporated by reference to
                        Exhibit 4.1 to the registrant's current Report on Form 8-K, dated February 9, 1994, file no. 1-7944.
 5                      Opinion of Richard E. Barry, Senior Counsel and Assistant
                        Secretary of the registrant.
 23(a)                  Consent of Richard E. Barry (included in Exhibit 5).
 23(b)                  Consent of Ernst & Young LLP.
 23(c)                  Acknowledgement of Ernst & Young LLP.
 24                     Powers of Attorney.

ITEM 17. UNDERTAKINGS.

    The registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
             Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of July 23, 2001.

                                                       AON CORPORATION

                                                       By:             /s/ PATRICK G. RYAN
                                                            -----------------------------------------
                                                                         Patrick G. Ryan
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated as of July 23, 2001.

                 SIGNATURE                                           CAPACITY
                 ---------                                           --------

Principal Executive Officer:

                     *                             Chairman and Chief Executive Officer
-------------------------------------------
              Patrick G. Ryan

Principal Financial and Accounting Officer:

                     *                             Executive Vice President and Chief Financial
-------------------------------------------        Officer
              Harvey N. Medvin

Directors:

                     *
-------------------------------------------
              Patrick G. Ryan

                     *
-------------------------------------------
              Franklin A. Cole

                     *
-------------------------------------------
             Edgar D. Jannotta

                     *
-------------------------------------------
              Lester B. Knight

                     *
-------------------------------------------
               Perry J. Lewis

                     *
-------------------------------------------
             Andrew J. McKenna

                 SIGNATURE                                           CAPACITY
                 ---------                                           --------
                     *
-------------------------------------------
            Richard C. Notebaert

                     *
-------------------------------------------
           Michael D. O'Halleran

                     *
-------------------------------------------
             Donald S. Perkins

                     *
-------------------------------------------
            John W. Rogers, Jr.

                     *
-------------------------------------------
             George A. Schaefer

                     *
-------------------------------------------
            Raymond I. Skilling

                     *
-------------------------------------------
               Fred L. Turner

                     *
-------------------------------------------
              Arnold R. Weber

                     *
-------------------------------------------
               Carolyn Y. Woo

          *By: /s/ PATRICK G. RYAN
              Patrick G. Ryan
              ATTORNEY-IN-FACT

Date: July 23, 2001

                                 EXHIBIT INDEX
                           TO REGISTRATION STATEMENT
                                  ON FORM S-3
                                AON CORPORATION

EXHIBIT
NUMBER                  DESCRIPTION OF EXHIBIT
-------                 ----------------------
          2(a)          Plan and Agreement of Merger dated as of May 3, 2001 between the registrant, Merger Acquisition Company, First Extended,
                        Inc., Carl H. Westcott, John D. Curtis, Charwes First
                        Extended 1999 Trust and Courwes First Extended 1999 Trust.

          2(b)          Registration Rights Agreement dated as of May 3, 2001
                        between the registrant, Carl H. Westcott, John D. Curtis,
                        Charwes First Extended 1999 Trust and Courwes First Extended
                        1999 Trust.

         *3(a)          Second Restated Certificate of Incorporation of the
                        registrant incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1991, file no. 1-7933.

         *3(b)          Certificate of Amendment of the registrant's Second Restated
                        Certificate of Incorporation incorporated by reference to
                        Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, file no. 1-7933.

         *3(c)          Certificate of Amendment of the registrant's Second Restated
                        Certificate of Incorporation incorporated by reference to
                        Exhibit 3 to the registrant's Current Form 8-K, dated May 9,
                        2000, file No. 1-7933.

         *3(d)          Amended by-laws of the registrant incorporated by reference to Exhibit (d) to the registrant's Annual Report on Form
                        10-K for the year ended December 31, 2000, file no. 1-7933.

         *3(e) By-laws of the registrant incorporated by reference to Exhibit (d) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1982, file no. 1-7933.

         *4(a)          Certificate of Designation for the registrant's Series C
                        Cumulative Preferred Stock incorporated by reference to
                        Exhibit 4.1 to the registrant's current Report on Form 8-K, dated February 9, 1994, file no. 1-7944.

          5             Opinion of Richard E. Barry, Senior Counsel and Assistant
                        Secretary of the registrant.

         23(a)          Consent of Richard E. Barry (included in Exhibit 5).

         23(b)          Consent of Ernst & Young LLP.

         23(c)          Acknowledgement of Ernst & Young LLP.

         24             Powers of Attorney.

    Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the registrant with the Securities and Exchange Commission, as indicated.